DEARBORN BANCORP, INC.
FORM 10-Q (continued)

Exhibit 32.2

CERTIFICATION PURSUANT TO
18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

     This certification is provided pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, 18 U.S.C. § 1350, and accompanies the quarterly report on Form 10-Q for the quarter ended March 31, 2005 (the “Form 10-K”) of Dearborn Bancorp, Inc. (the “Issuer”).

     I, Jeffrey L. Karafa, Treasurer and Chief Financial Officer of the Issuer, certify that:

(i)	The Form 10-Q fully complies with the requirements of Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (15 U.S.C. 78m(a) or 78o(d)); and

(ii)	The information contained in the Form 10-Q fairly presents, in all material respects, the financial condition and results of operations of the Issuer.

Dated: May 10, 2005
/s / Jeffrey L. Karafa

Jeffrey L. Karafa
Treasurer and Chief Financial Officer,
Dearborn Bancorp, Inc.